                   GENERAL RELEASE AND SETTLEMENT AGREEMENT



     AGREEMENT made this 8 day of February, 1996 between LAWRENCE W. GRAY, of 323 Hatchville Road, East Falmouth, Massachusetts 02536 ("Gray") and BENTHOS, INC., a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 ("Benthos").

                              W I T N E S S E T H:

     WHEREAS, Gray was employed by Benthos from December 31, 1974 through June 5, 1995;

     WHEREAS, Gray is the owner of 12,948 shares of the common capital stock of Benthos;

     WHEREAS, Gray and Benthos are desirous of executing and delivering a mutually satisfactory agreement with respect to the resolution of any issues regarding certain stock options related to the stock of Benthos which options were issued by Benthos to Gray, severance benefits of Gray, and the terms and conditions to be satisfied by Gray and Benthos in connection therewith;

     WHEREAS, Gray and Benthos want to reduce their agreement with respect to such arrangement to writing.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Gray and Benthos hereby mutually agree as follows:

     1 . Gray hereby acknowledges that Benthos requested that Gray resign as President of Benthos. Benthos informed Gray that if Gray did not resign Gray will be removed forthwith as President by the Board of Directors of Benthos. As an accommodation to Benthos and to eliminate the need for a Board of Directors meeting, Gray resigned as President of Benthos effective June 5, 1995 (The "Termination Date"). On the date hereof, Gray will execute and deliver his resignation as a Director of Benthos to the President of Benthos, the form of which resignation is attached hereto as Exhibit A. Gray hereby waives any rights he may have had or now has, if any, and releases Benthos from any and all claims under or with respect to any stock options issued to Gray by Benthos with respect to the stock of Benthos, including without limitation those certain Stock Option Agreements, dated October 26, 1990 and March 4, 1994, and hereby acknowledges that after the date hereof he will have no equity interest of any kind in Benthos.

     2. Subject to the conditions of this Agreement, Benthos shall:

           (a) Pay Gray the sum of One Hundred Seventy-One Thousand Five Hundred and no/100 ($171,500.00) Dollars as follows:

                (i) Benthos has previously paid to Gray and Gray hereby
                   acknowledges
receipt of the sum of Twenty One Thousand Five Hundred and no/100 ($21,500.00) dollars during the period from June 5, 1995 to August 14, 1995.

                (ii) Gray hereby acknowledges that Benthos paid one half of Gray's health and dental insurance coverage ("Coverage") from June 5, 1995 through August 14, 1995. After August 14, 1995, Gray shall be solely responsible for the payment of the premiums for his Coverage.

          (iii) The balance of $150,000.00 will be paid to Gray by Benthos in seventeen (17) consecutive equal monthly installments of $8,823.53 each, commencing of that date which is the eighth (8th) day after the date hereof, with like payments on the same day of each month thereafter until fully paid, provided that Gray has not revoked this Agreement pursuant to Paragraph 9 (e) hereof. The acceptance and negotiation by Gray of the check representing the first monthly installment shall be conclusive of the waiver by Gray of his revocation rights set forth in Paragraph 9 (c).

          (b) Redeem the 12,948 shares of the common capital stock of Benthos currently held by Gray at a redemption price of $7.00 per share for an aggregate redemption price of $90,636.00. On the date hereof, Gray will endorse and deliver all stock certificates representing said shares in blank, and execute and deliver such other documents as Benthos may reasonably request to effectuate the transfer of the shares from Gray to Benthos. The transferred shares and a check from Benthos in the sum of $70,000.00 in immediately available funds payable to the order of Gray will be held in escrow by John T. Lynch, Esq., of the law firm of Davis, Malm & D'Agostine. P. C., One Boston Place, Boston, Massachusetts 02108 ("Lynch"). On the eighth (8th) day following the date hereof, provided that Gray has not revoked this Agreement pursuant to Paragraph 9 (e) hereof, then Lynch will release from escrow the transferred shares to Benthos, and the check ill the sum of $70,000.00 to Gray. The remaining sum of $20,636.00 which represents the proceeds of the redemption of 2,948 shares of ESOP stock shall be transferred directly to an Individual Retirement Account pursuant to the written instructions of Gray. Benthos shall have no obligation with respect to the transfer of said sum to the Individual Retirement Account other than complying with the written instructions of Gray. In the event that Gray shall have revoked this Agreement pursuant to Paragraph 9 (c), Lynch will return the check to Benthos and the shares to Gray. Benthos and Gray will indemnify and hold Lynch harmless with respect to acting as escrow agent hereunder provided that Lynch acts in good faith in accordance with the terms and provisions hereof.

           (c) Transfer the ownership of the following Benthos personal property from

Benthos to Gray, all of which property is currently in the possession of Gray:

                  Personal Property Cost to Benthos
                  ----------------- ---------------
                  LaserJet 2P Printer     $879.00
                  Delrina Software        $ 94.45
                  Modem                   $146.49
                  CD/ROM w/sound card     $290.85
                  Telephone Autoswitch    $165.00
                                          -------

                                          $1,575.79

     Benthos may withhold any taxes or other amounts which are required to be withheld from all payments made by Benthos to Gray hereunder.

     All payments being made hereunder shall continue until fully paid, provided that, in the event of the breach of any of the terms and conditions of this Agreement by Gray, Benthos, in its sole discretion shall have the right to terminate all payments to Gray hereunder and Gray shall be required to refund all monies to Benthos which have been paid hereunder prior to any such breach. If Gray does not agree that a breach has occurred, then Gray may by written request to Benthos request that the issue of the existence or nonexistence of a breach be resolved by arbitration. Such arbitration shall be held in Boston, Massachusetts in accordance with the Commercial Arbitration rules of the American Arbitration Association before three arbitrators who shall have experience in general business and commercial matters. The decision of the arbitrators shall be final, conclusive and binding on the parties. Judgement may be entered on the arbitrators' decision in any court having jurisdiction. Gray and Benthos shall each pay one half of the costs and expenses of the arbitrators. Gray and Benthos will be responsible for their own legal fees and costs.

     3. For a period of two (2) years commencing on the date hereof, Gray will not, whether as a director, officer, agent, employee, stockholder or consultant, engage in any business or commercial activity which is or may be competitive with products and services being developed, marketed, distributed, sold, or licensed by Benthos as of the Termination Date.

     4. Gray shall not slander, libel or otherwise disparage Benthos, its officers, employees, directors, agents or assigns. Gray shall keep the terms and conditions of this Agreement strictly confidential and shall not disclose the same, other than on an as-needed basis to his attorney, accountants, tax advisers, or as required by government regulation or court order. To the extent that Gray intends to disclose the terms of this Agreement in accordance with the preceding sentence, Gray shall inform the recipients of the information of the need for strict confidentiality and shall obtain appropriate written assurances from them to maintain the confidentiality or such information.

     5. Gray represents and warrants that, with the exception of the personal property listed in Paragraph 2 (c), he has returned to Benthos all property and materials of Benthos, including but not limited to, all confidential or proprietary information, and that he no longer has possession, custody or control of any such property or materials. Gray acknowledges that during the term of his employment he learned information of a secret or confidential nature which is proprietary to Benthos. Gray represents and warrants that he has never breached or interfered with, and will not breach or interfere with in the future, the intellectual property rights of Benthos. Confidential information consists of all information pertaining to the business of Benthos which is not generally known to the public at the time made known to Gray. It includes, but is not limited to, trade secrets; secret and confidential information of Benthos and of third parties; personal, financial and account information regarding Benthos customers or employees; business, pricing, and marketing plans; leasing information and terms; development and growth plans; contract terms; employee, customer, vendor, supplier, and prospect lists; and all information specifically designated as "Proprietary, or "Confidential." Gray shall not disclose, use, copy or retain any confidential business information, employee records or trade secrets belonging to Benthos. Benthos' customers or Benthos' suppliers and represents that he has returned all copies of any such information to Benthos prior to the execution of this Agreement.

     6. With the sole exception of his right to enforce the terms of this Agreement, Gray hereby fully, forever, irrevocably and unconditionally release, remises and discharges Benthos, its predecessors, subsidiaries, affiliates, current and former officers, directors, stockholders, agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckoning, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, which Gray ever had or now has against Benthos, its predecessors, subsidiaries, affiliates, current and former officers, directors, stockholders, agents and employees, including, but not limited to, all claims arising out of his employment and all claims with respect to any rights Gray may have under any kind of bonus plan, stock option agreement or equity plan with Benthos. This general release of claims includes, but is not limited to, any and all claims for wrongful discharge, wrongful termination or wrongful dismissal; any and all claims for breach of an express or implied contract, covenant or agreement; any and all claims for unlawful discrimination (including, but not limited to, claims allegedly based on race, sex, sexual preference, religion, creed, age, handicap, national origin, ethnic history, ancestry, veteran status or retaliation, and any and all claims arising under Title VII of the Civil Rights Act, 42 U.S.C. (S) 2000 et seq., M.G.L. c. 151B, (S) 1 et seq., or based
                               ------                         ------
on any other protected classification); any and all claims under the Age Discrimination in Employment Act. as amended; and all claims for damages arising Out of any such claim. Gray further acknowledges and affirms that he does riot intend to assert causes of action or claims against any other individuals not specifically named herein who are now or were formerly affiliated with Benthos.

     7.  Gray represents and warrants that:

               (a) he has not filed any complaints, charges, or claims for relief against Benthos, its officers, directors, stockholders, agents, employees or former employees with any local, state or federal court, administrative agency or other body which currently are outstanding, and that no has no knowledge of, and has not encouraged, such filings by others;

               (b) the 12,948 shares of Benthos that are being redeemed by Benthos from Gray are free and clear of all liens and encumbrances, and constitute all of the stock of Benthos owned by Gray; and

               (c) he is not a party to any agreement, or subject to any court order, decree, legal restraint or otherwise which would prohibit him from transferring the 12,948 shares of stock to Benthos or enterning into this Agreement and carrying out the provisions hereof.

     8. It is understood and agreed by the parties hereto that this Agreement is a settlement agreement and does not constitute any admission of liability or wrongdoing. Benthos and Gray specifically deny any intentional, willful or deliberate misconduct toward each other as well as any liability, for any other person's intentional, willful or deliberate misconduct toward the other party, if any.

     9. In consideration of the promises by Benthos contained in this Agreement, Gray hereby knowingly and voluntarily waives all rights and claims he may have under the Age Discrimination in Employment Act, as amended, against Benthos, its predecessors, subsidiaries, affiliates, current and former officers, directors, stockholders, agents and employees. In doing so, Gray acknowledges that:

               (a) This waiver does not apply to any rights Gray may have that arise after the date of his signature below;

               (b) This Agreement provides Gray with certain benefits of value to Gray that are in addition to benefits to which Gray would have been entitled in the absence of this Agreement:

               (c) Gray has been represented by legal counsel since on or about June 5, 1995 in connection with the matters set forth herein arid specifically with respect to the execution and delivery of this Agreement;

               (d) Gray has had at least twenty-one (21) days to consider the terms of this Agreement; and

               (e) Gray has a period of seven (7) days from the date hereof in which he may revoke this Agreement, and that this Agreement will not become effective unless and until the revocation period has expired without his having exercised his right to revoke the Agreement and this waiver. Gray will be deemed to have waived such right of revocation if written notice of revocation has not been received by Benthos and Lynch prior to the eighth (8th) day after the date of this Agreement.

     10. For a period of ten (10) years after the date hereof, Gray will not own directly or indirectly any stock of Benthos, seek to be or be employed by Benthos, attempt to be or be engaged as a consultant by Benthos, or attempt to be elected to or serve as a member of the Board of Directors of Benthos Gray hereby withdraws any stockholder proposals or stockholder nominations for the Board of Directors of Benthos which Gray may have heretofore made and hereby acknowledges that any such outstanding proposals or nominations, if any, are hereby withdrawn and shall he void. Gray will execute and deliver any such documents or instruments as may be reasonably requested by Benthos to confirm the withdrawal and/or waiver by Gray of any such proposal or nomination.

     11. Gray and Benthos shall be responsible for their own attorneys' fees in connection with this Agreement.

     12. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto.

     13. Should any provision of this Agreement be declared or he determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     14. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the settlement of this matter and cancels all previous oral and written negotiations, agreements, commitments, understandings and writings in connection herewith.

     15. The parties affirm that no other promises or agreements of any kind have been made 10 or with them by any person or entity whatsoever to cause them to sign this Agreement, and that they fully understand the meaning and intent of this Agreement. The parties state and represent that they have had an opportunity to fully discuss and review the terms of this Agreement with their respective attorneys. They further state and represent that they have carefully read this Agreement, understand the contents hereof, freely and voluntarily assent to all of the terms and conditions hereof, and sign the Agreement as their free act.

     16. Notices: Any notice, request, instruction or other document given
         -------
hereunder by either party hereto to the other party hereto shall be in writing and delivered personally or sent by registered, certified mail, postage prepaid, if to Benthos, to:

     Benthos, Inc.
     49 Edgerton Drive
     North Falmouth, MA 02556

     Attention:  Samuel O. Raymond, President

with a copy to:

     John T. Lynch, Esq.
     Davis, Malm & D'Agostine, P.C.
     One Boston Place
     Boston, MA 02108

if to Gray, to:

     Lawrence W. Gray
     323 Hatchville Road
     East Falmouth, MA 023S6

with a copy to:

     Richard W. Kearney, Esq.
     Kearney & Silverman
     210 Jones Road
     Falmouth, MA 02540

or such other address as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall he deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is addressed and mailed, postage prepaid, in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient on the fourth business after the day it is so placed in the mail. Any notice sent by overnight mail service, will be presumed to have been duly given to the party on the next subsequent day after such overnight mail is sent.

     17. This Agreement may be executed in two or more counterparts each of which shall be signed as an original but all or which together shall constitute one and the same instrument.

     18. This Agreement has been entered into in the Commonwealth of Massachusetts, shall he interpreted in accordance with the law of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

     IN WITNESS WHEREOF. Benthos and Gray have executed this document on the day and year first above written.


[SIGNATURE ILLEGIBLE]               /s/Lawrence W. Gray
----------------------              ---------------------
Witness                             Lawrence W. Gray



                                    BENTHOS, INC.




______________________           By ____________________________
Witness                             Samuel O. Raymond, President

     IN WITNESS WHEREOF, Benthos and Gray have executed this document on the day and year first above written.

_____________________             ______________________________
Witness                           Lawrence W. Gray

                                  BENTHOS, INC.


[SIGNATURE ILLEGIBLE]             By /s/Samuel O. Raymond
---------------------             -----------------------------
Witness                           Samuel O. Raymond, President

                                   EXHIBIT A



                                               February 8, 1996



Samuel O. Raymond, President
Benthos, Inc.
49 Edgerton Drive
North Falmouth, Massachusetts 02556

Dear Sam:

      I, the undersigned Lawrence W. Gray, at the request of Benthos hereby resign as a Director of Benthos, Inc. effective as of the date hereof.

                                                       Sincerely,

                                                       /s/ L W. Gray

                                                       Lawrence W. Gray